UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 24, 2015 (November 20, 2015)

II-VI Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction

of Incorporation)

0-16195	25-1214948
(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania	16056
(Address of Principal Executive Offices)	(Zip Code)

(724) 352-4455

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Revision to Fiscal Year 2016 Executive Compensation Program

Based on feedback received from the Company’s shareholders during engagement efforts leading up to the Company’s annual meeting on November 6, 2015, the Company’s Compensation Committee has eliminated the “June Award” from the Company’s compensation program, effectively immediately. For fiscal year 2016, the June Award has been replaced with a more traditional grant of restricted shares that will cliff vest three years following the grant date. These restricted shares were awarded on November 20, 2015. For each executive officer of the Company who received this award, the award has a value equal to approximately 30% of the total targeted equity award for that executive officer. The grant was made pursuant to the Company’s Second Amended and Restated 2012 Omnibus Incentive Plan. The Compensation Committee will continue to engage with its independent compensation consultant to determine whether additional changes, if any, should be made to the Company’s compensation program for fiscal year 2017 and future years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

II-VI INCORPORATED
(Registrant)

Date: November 24, 2015	By:	/s/ Mary Jane Raymond
Mary Jane Raymond
Chief Financial Officer